FORM OF

                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, the Trustees and officers of E*TRADE Funds, a Delaware business trust (the "Trust"), do hereby constitute and appoint Robert W. Helm, David A. Vaughan and Dilia M. Caballero, and each of them, his/her true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended ("Securities Act"), the Investment Company Act of 1940, as amended ("1940 Act") and any rules, regulations and requirements of the Securities and Exchange Commission ("SEC"), in connection with the registration under the Securities Act of the shares of beneficial interest of the Trust (the "Securities") and in connection with the registration of the Trust under the 1940 Act, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for on behalf of the Trust, and each of the undersigned the name of each of the undersigned as Trustee or an officer, as appropriate, of the Trust to a Registration Statement or to any amendment thereto filed with the SEC with respect to the Securities or with respect to the Trust and to any instrument or document filed as part of, as an exhibit to or in connection with any Registration Statement or amendment.

      Further, each of the undersigned hereby ratifies any prior actions taken by said attorney and agent, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of each of the undersigned the name of each of the undersigned as Trustee or an officer, as appropriate, of the Trust to a Registration Statement or to any amendment thereto filed with the SEC with respect to the Securities or with respect to the Trust and to any instrument or document filed as part of, as an exhibit to or in connection with any Registration Statement or amendment.

      The undersigned does hereby ratify and confirm as his or her own act and deed all that said attorney and agent shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed.

/s/                                           /s/
---------------------------------             ---------------------------------
Leonard C. Purkis, Trustee and Treasurer      Brian C. Murray, President
Dated:  January 20, 2000                      Dated:  November 10, 1999

/s/                                           /s/
---------------------------------             ---------------------------------
Shelly J. Meyers, Trustee                     Ashley T. Rabun, Trustee
Dated:  November 10, 1999                     Dated:  November 10, 1999

/s/                                           /s/
---------------------------------             ---------------------------------
Steven Grenadier, Trustee                     George J. Rebhan, Trustee
Dated:  November 10, 1999                     Dated:  January 12, 2000